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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): November 24, 2004

                                    PPOL,INC.
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                   000-50065                 95-4436774
     (State or other           (Commission File           (I.R.S. Employer
     jurisdiction of                Number)            Identification Number)
      organization)

            11661 San Vicente Blvd, Suite 901                  90049
                Los Angeles, California                      (Zip Code)
        (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 979-8513


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPLE OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPLE OFFICERS

On November 12, 2004, the Board of Directors of PPOL, Inc. ("PPOL" or "Company") authorized its Audit Committee (the "Committee") to conduct an investigation to determine whether Leo Global Fund ("Leo") engaged in an offer and sale of certain of its PPOL shares to residents of Japan (the "Leo Sales") in violation of the registration provisions of Japanese securities laws. Leo, at the time of the initial sales, was a holder of more than 35% of the Company's issued and outstanding shares of common stock, and its current CEO, Nobuo Takada, was the former CEO and is a current director of PPOL. The Committee retained the services of outside independent counsel to review the facts and law in connection with the Leo Sales.

Independent counsel concluded that Leo, in fact, offered and sold a significant portion of its PPOL shares (we believe in excess of 3.5 million shares) to a significant number of Japanese residents (we believe approximately 6,000) for what we believe to be purchase prices ranging from $3.00 to $4.00 per share. Independent counsel also confirmed that all of the Leo Sales were made to members and franchisees of AJOL, Ltd. ("AJOL"), the Company's wholly-owned subsidiary in Japan. Independent counsel concluded that the Leo Sales were made without compliance with the registration provisions of Japanese securities laws and that Leo is responsible for the lack of compliance. Independent counsel also concluded that the sales to AJOL's Japanese members and franchisees were solicited and facilitated by AJOL. Independent counsel concluded that it is likely that AJOL's conduct in the foregoing regard falls under the definition of "securities activity" under Japanese securities law, and that therefore AJOL should have registered, but did not, under the Securities and Exchange Law of Japan to engage in the solicitation activity. PPOL did not receive any consideration or funds whatsoever in connection with the Leo Sales, and independent counsel has confirmed that PPOL has not violated any Japanese securities laws in this matter. The Company also believes that Leo may not have complied with its SEC filing obligations (Forms 4 and Schedule 13-d) in connection with the Leo Sales.

Following the Committee's and independent counsel's investigations and findings, Yoshihiro Aota resigned as a member of the Board of Directors and the Chief Operating Officer of PPOL, which resignation was accepted by the Board on December 14, 2004, and further resigned as the Chief Executive Officer of AJOL, effective as of December 31, 2004. Additionally, the Company accepted Mr. Takada's resignation from the PPOL Board on December 14, 2004, effective as of that date.

PPOL's Board believes that there will be no material adverse affect on the day-to-day operations of AJOL in connection with Mr. Aota's resignation. PPOL's Board also believes that the current officers of AJOL are fully capable of effectively and efficiently managing the day-to-day operations of AJOL consistent with AJOL's policies, procedures and business model, and that there are several capable motivational speakers among AJOL's franchisees to substitute for Mr. Aota's former motivational responsibilities.

                                      * * *

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2004

                                     PPOL, Inc.

                                     By: /S/ Toshiaki Shimojo
                                         ---------------------------------
                                         Toshiaki Shimojo
                                         Secretary